Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Quince Therapeutics, Inc.

South San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Quince Therapeutics, Inc. of our report dated March 15, 2023, relating to the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

San Jose, California

March 15, 2023